Exhibit 99.1

Press Release

Lawson and The Hackett Group Announce Exclusive Program To Help Clients Achieve

World-Class Business Outcomes

Hackett World-Class Passport Program Offers Lawson Clients the Ability To Measure Business Process Performance Against World-Class Companies

SAN DIEGO, May 9, 2005 - Lawson Software (Nasdaq: LWSN) and The Hackett Group (NASDAQ: ANSR) today announced a strategic and exclusive relationship to enable Lawson clients to measure their business process performance versus world-class companies. The joint Hackett World-Class Passport(SM) program, provides Lawson clients with access to the Hackett Book of Numbers© Research Series, Hackett-Certified(SM) Practices, best practice benchmarking, access to online metrics, and business process advisory services and will provide a foundation for Lawson Professional Services’ outcomes-based software implementation methodology. Lawson is identifying approximately two dozen charter members from its current client base to participate in the program over the next year, and intends to make this offering a part of its standard contract with new clients.

The Hackett Group, a business process advisory firm, is a world leader in best practice research, benchmarking, and transformation advisory services that empower executives to achieve world-class enterprise performance. Hackett offers analysis and insight backed by metrics derived from 3,300 benchmark studies over 13 years at more than 1,865 of the world’s leading companies, including 93 percent of the Dow Jones Industrials.

“Hackett’s Book of Numbers research clearly shows that across the board, world-class companies spend less, use fewer staff, and generate superior results in finance, IT, procurement, HR, and other SG&A processes,” said Hackett Chief Research Officer Richard T. Roth. “A key element of how they accomplish this is their use of technology to enable process improvement. Without real change in the underlying processes, companies can easily end up using software to simply do the wrong things more quickly, and generate little value.

“Through this new program, Hackett and Lawson will help mid-market companies jump start their performance improvement programs, and get more value out of their Lawson implementations,” said Roth. “By performing thousands of benchmarks, Hackett has built an empirical knowledge base that details precisely how companies can best improve efficiency and effectiveness across the enterprise. Lawson clients will be able to rely on insights from our metrics, best practices repository, custom research, our World-Class Progress Report scorecard, and access to our business advisors as a foundation upon which they can build real and sustainable improvement into their operations.”

Lawson is aligning its products and services around the particular needs of mid-market organizations that face the same business complexities as larger enterprises but with more financial restraints. The company’s strategy is to deliver real business outcomes at the industry’s lowest total cost of ownership.

“By providing clients with relevant and timely access to Hackett’s offerings, we’re helping our clients achieve measurable outcomes and assess the financial and operational success of their implementations. Through continuous benchmarking capabilities, we will also be able to better help our clients sustain their benefits,” said Brad Callahan, executive vice president, Professional Services, Lawson Software. “The Hackett World-Class Passport program provides clients with world-class insights structured in an effective manner for the mid-market company.”

With its vast knowledge repository, The Hackett Group - together with Lawson - will provide clients with best practice insights into how industry leaders leverage technology, optimize business practices, organization and governance models, business partnering strategies, and strategic alignment to increase operational efficiency and effectiveness.

The Hackett World-Class Passport program offers Lawson clients a range of business advisory services designed to help them optimize their Lawson implementations and gain maximum return on their technology investment. This includes access to Hackett’s World-Class Progress Reports, an online benchmarking scorecard enabling companies to compare their current performance to world-class and typical companies, track performance improvement, and assess goal attainment. Clients also receive Hackett’s annual Enterprise Book of Numbers research, along with custom Hackett Perspectives research papers. The program offers quarterly topical webcasts and an annual members forum designed to provide peer-learning opportunities. Clients can access a repository of Hackett-Certified Practices’ mapping to Lawson applications, and also have on-demand inquiry support from Hackett Business Advisors to address questions.

According to John Guerrero, vice president and corporate controller, JM Family Enterprises, Inc., “We knew we wanted to install Lawson as our financial system. We also knew that we had some processes that needed reengineering. The Hackett Group helped us understand where we stood in comparison to world-class companies and which processes we needed to address prior to leveraging Lawson’s software applications. It became a very important part of our project and reengineering effort and set clear goals for the finance organization to continuously strive toward. Lawson, together with Hackett is clearly a winning combination.”

According to Richard Price, director of research and information services at the North Central Texas Council of Governments, “We relied on Hackett to define best practices for our key processes as part of future state visioning workshops and we rely on Lawson to enable those processes through their software and services. During the Hackett-led workshops our teams had to justify why we should deviate from best practices rather than trying to create all of our future processes from scratch. This methodology was invaluable to us. It dramatically reduced the time required for the consensus-building process among three government agencies that were partnering on this project. It also helped us take a process-driven approach that mapped best practices to Lawson applications. Finally, the process-centric delivery model helped us to redefine current organizational roles and make better use of technology. The Hackett Passport program should be a ‘home run’ for Lawson’s client base.”

About Lawson Software

Lawson Software provides business application software and consulting services that put time on the side of services organizations in the healthcare, retail, government and education, banking and insurance and other markets. Lawson’s software suites include enterprise performance management, distribution, financials, human resources, procurement, retail operations and service process optimization. Headquartered in St. Paul, Minn., Lawson has offices and affiliates serving North and South America, Europe, and Africa. Lawson Software and Lawson are registered trademarks of Lawson Software, Inc. All rights reserved.

About The Hackett Group

The Hackett Group (www.thehackettgroup.com), a business process advisory firm and an Answerthink company, is a global leader in best practice research, benchmarking and transformation advisory services that empower executives to achieve world-class enterprise performance. Only The Hackett Group empirically defines world-class performance in sales, general and administrative (SG&A) and supply chain activities with analysis gained through 3,300 benchmark studies over 13 years at more than 1,865 of the world’s leading companies.

The foundation of Hackett’s benchmarks, transformation services, and membership-based advisory programs is our proprietary database of Hackett-Certified(SM) Practices, approaches which are proven to correlate with superior performance metrics. This unparalleled knowledge repository enables Hackett business advisors to provide data, advice, and strategic insight with a level of integrity and authority available nowhere else. As of this writing, Hackett clients comprise 93 percent of the Dow Jones Industrials, 76 percent of the Fortune 100 and 90 percent of the Dow Jones Global Titans Index.

About Answerthink

Answerthink, Inc. (www.answerthink.com) is a strategic business advisory and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the comprehensive database of The Hackett Group, the world’s leading repository of enterprise best practice metrics and business process knowledge, Answerthink’s business and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink’s capabilities include benchmarking, business transformation, business applications, business intelligence, and offshore application development and support. Founded in 1997, Answerthink has offices throughout the United States and in Europe and India.

Hackett-Certified and Hackett World-Class Passport are service marks of The Hackett Group.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software, Inc., Answerthink, Inc., and their respective management teams. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in the software industry; global military conflicts; terrorist attacks in the United States, and any future events in response to these developments; changes in conditions in the company’s targeted service industries; increased competition, the ability of the programs described herein to delivery intended results and other risk factors listed in Lawson’s most recent Quarterly Report on Form 10-Q and Answerthink’s most recent filed Annual Report on Form 10-K filed with the Securities and Exchange Commission and as included in other documents the companies file from time to time with the Commission.